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                                                                   EXHIBIT 99.1



                                                        NEWS RELEASE
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                            IXC COMMUNICATIONS, INC.
                 COMPLETES SALE OF $100 MILLION OF CONVERTIBLE
                                PREFERRED STOCK


AUSTIN, TEXAS - APRIL 1, 1997 - IXC Communications, Inc. (NASDAQ: IIXC) announced today that it completed the sale of $100 million of 7-1/4% Junior Convertible Preferred Stock Due 2007 ("Convertible Preferred Stock") to qualified institutional buyers and accredited investors including the Trustees of General Electric Pension Trust, IXC's largest stockholder. The net proceeds from the offering will be used to fund capital expenditures and for general corporate purposes.

The Convertible Preferred Stock has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


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COMPANY CONTACT:
        John Willingham
        Chief Financial Officer
        IXC Communications, Inc.
        (512) 427-3737
        jwillingham@ixc-comm.net